CENTRAL HUDSON GAS & ELECTRIC CORPORATION
Computation of Ratio of Earnings to Fixed Charges           Exhibit (12) (i) (i)
and Ratio of Earnings to Fixed Charges and Preferred Dividends

                                                                                 2004
                                                                -------------------------------------
                                                                3 Months       9 Months     12 Months
                                                                  Ended          Ended         Ended
                                                                Sept. 30       Sept. 30      Sept. 30
                                                                --------       --------     ---------
    Earnings: ($000)
A.      Net Income                                               $ 7,567        $31,017       $40,616
B.      Federal & State Income Tax                                 6,158         23,419        30,268
                                                                 -------        -------       -------
C.      Earnings before Income Taxes                             $13,725        $54,436       $70,884
                                                                 =======        =======       =======
D.      Fixed Charges
             Interest on Mortgage Bonds                                0              0             0
             Interest on Other Long-Term Debt                      2,696          8,436        11,285
             Other Interest                                          802          4,678         6,732
             Interest Portion of Rents                               195            747           953
             Amortization of Premium & Expense on Debt               263            810         1,071
                                                                 -------        -------       -------
                Total Fixed Charges                              $ 3,956        $14,671       $20,041
                                                                 =======        =======       =======

E.      Total Earnings                                           $17,681        $69,107       $90,925
                                                                 =======        =======       =======

    Preferred Dividend Requirements:
F.      Allowance for Preferred Stock Dividends
             Under IRC Sec 247                                   $   242        $   728       $   970
G.      Less Allowable Dividend Deduction                            (32)           (96)         (127)
                                                                 -------        -------       -------
H.      Net Subject to Gross-up                                      210            632           843
I.      Ratio of Earnings before Income
             Taxes to Net Income (C/A)                             1.814          1.755         1.745
                                                                 -------        -------       -------
J.      Pref. Dividend (Pre-tax) (H x L)                             381          1,109         1,471
K.      Plus Allowable Dividend Deduction                             32             96           127
                                                                 -------        -------       -------
L.      Preferred Dividend Factor                                    413          1,205         1,598
M.      Fixed Charges (D)                                          3,956         14,671        20,041
                                                                 -------        -------       -------
N.      Total Fixed Charges and Preferred Dividends              $ 4,369        $15,876       $21,639
                                                                 =======        =======       =======

O.      Ratio of Earnings to Fixed Charges (E/D)                    4.47           4.71          4.54
                                                                 =======        =======       =======
P.      Ratio of Earnings to Fixed Charges and
        Preferred Dividends (E/N)                                   4.05           4.35          4.20
                                                                 =======        =======       =======

                                                                                     Year Ended December 31,
                                                                ------------------------------------------------------------------

                                                                                                (1)
                                                                  2003          2002            2001          2000          1999
                                                                -------        -------        -------       --------      --------
    Earnings: ($000)
A.      Net Income                                              $38,875        $32,524        $44,178       $ 52,595      $ 51,881
B.      Federal & State Income Tax                               26,981         21,690         (7,637)        37,150        28,144
                                                                -------        -------        -------       --------      --------
C.      Earnings before Income Taxes                            $65,856        $54,214        $36,541       $ 89,745      $ 80,025
                                                                =======        =======        =======       ========      ========
D.      Fixed Charges
             Interest on Mortgage Bonds                             570          2,136          5,211         11,342        13,057
             Interest on Other Long-Term Debt                    10,699          9,819         10,446         12,864        11,094
             Other Interest                                       9,828 (2)     11,772         11,820          6,251         4,860
             Interest Portion of Rents                              768            749            801            962           993
             Amortization of Premium & Expense on Debt            1,159          1,249          1,350          1,170           993
                                                                -------        -------        -------       --------      --------
                Total Fixed Charges                             $23,024        $25,725        $29,628       $ 32,589      $ 30,997
                                                                =======        =======        =======       ========      ========

E.      Total Earnings                                          $88,880        $79,939        $66,169       $122,334      $111,022
                                                                =======        =======        =======       ========      ========

    Preferred Dividend Requirements:
F.      Allowance for Preferred Stock Dividends
             Under IRC Sec 247                                  $ 1,387 (2)    $ 2,161        $ 3,230       $  3,230      $  3,230
G.      Less Allowable Dividend Deduction                          (127)          (127)          (127)          (127)         (127)
                                                                -------        -------        -------       --------      --------
H.      Net Subject to Gross-up                                   1,260          2,034          3,103          3,103         3,103
I.      Ratio of Earnings before Income
             Taxes to Net Income (C/A)                            1.694          1.667          0.827          1.706         1.542
                                                                -------        -------        -------       --------      --------
J.      Pref. Dividend (Pre-tax) (H x L)                          2,134          3,391          2,566          5,294         4,785
K.      Plus Allowable Dividend Deduction                           127            127            127            127           127
                                                                -------        -------        -------       --------      --------
L.      Preferred Dividend Factor                                 2,261          3,518          2,693          5,421         4,912
M.      Fixed Charges (D)                                        23,024         25,725         29,628         32,589        30,997
                                                                -------        -------        -------       --------      --------
N.      Total Fixed Charges and Preferred Dividends             $25,285        $29,243        $32,321       $ 38,010      $ 35,909
                                                                =======        =======        =======       ========      ========

O.      Ratio of Earnings to Fixed Charges (E/D)                   3.86           3.11           2.23           3.75          3.58
                                                                =======        =======        =======       ========      ========
P.      Ratio of Earnings to Fixed Charges and
        Preferred Dividends (E/N)                                  3.52           2.73           2.05           3.22          3.09
                                                                =======        =======        =======       ========      ========

(1) The reduction in the ratios reflects the net effect of regulatory actions in 2001 associated with the sale of Central Hudson's interests in its major generating assets, including the recording of a significant amount of federal investment income tax credits.

(2) Reflects SFAS 150, entitled Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.